Exhibit 4.2

                          CONSULTING SERVICES AGREEMENT


               THIS AGREEMENT made as of the 1st day of July 2003.

BETWEEN:

                          PERFISANS NETWORK CORPORATION
                      A corporation incorporated under the
                         Laws of the Province of Ontario
                     (Hereinafter called the "Corporation")

                                                              OF THE FIRST PART,

                                     - And -

                  HARBOUR CAPITAL MANAGEMENT GROUP (1999) INC.

                      A corporation incorporated under the
                          Laws of the Province Ontario
                     (Hereinafter called the "Consultant")

                                                              OF THE SECOND PART

WHEREAS:

     (A) the Corporation is in the business of developing and marketing of semi-conductor products for the SANS market; and

     (B) the Corporation wishes to retain the Consultant, and the Consultant has agreed to accept such assignment, upon the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual promises and agreements herein contained (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                     ENGAGEMENT OF THE CONSULTANT AND DUTIES

1.1  ENGAGEMENT

     Subject to the terms of this Agreement, the Corporation hereby retains the Consultant to Render consulting advice and services to the Corporation, and to any subsidiaries and/or affiliates of the Corporation, in connection with the investor relations, financial and equity raise requirements of the Corporation, its subsidiaries and its affiliates.


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1.2  SERVICES

     (a) The Consultant shall provide consulting services to the Corporation (the "Consulting Services") in such manner as the Corporation and the Consultant may reasonably agree, directly or through associates of the Consultant, and shall devote such time and attention to the business and affairs of the Corporation as may be necessary to provide such Consulting Services. Such Consulting Services shall include (but not limited to):

           (i) Liaison with investors and act as the corporate relations officer for the Company:

           (ii) Assist in any fund raising efforts that may be required from time to time and which the Consultant will be compensated by the Company under a separate agreement by both parties; and

           (iii) to perform such other duties, as the Consultant shall reasonably be directed to perform by the Corporation and to report to the Corporation details of the Consultant's activities on behalf of the Corporation as requested by the Corporation.

      (b)  It is expressly acknowledged and agreed by the parties that:

           (i) the Consultant is not a registrant as such term is defined in the SECURITIES ACT (Ontario) (the "Act");

           (ii) the Consultant is not an associate or affiliate (as such terms are defined in the Act) of the Corporation; and

           (iii) neither the Corporation nor any affiliate of the Corporation is an associate of the Consultant.

                                   ARTICLE II.
                            REMUNERATION AND EXPENSES

2.1  CONSULTING FEE

     In consideration for the provision of the aforesaid Consulting Services, the Company will pay the Consultant an amount equivalent to US$15,000.00 per month backdated from the date of this agreement upon the Consultant raising an additional US$1.5 million (or more) and on the first day of every month. The Consultant may elect to convert its retainer into common shares of the company if it so chooses but will be subjected to regulatory approval and/or the rules and regulations of the SEC. In addition (during the terms of this agreement and while it remains in effect) and subject to the Terms of the Corporation's stock option plan (the "Plan), and conditional upon shareholder approval and regulatory approval, the Corporation shall grant to the Consultant an option (the


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     "Option") to purchase an aggregate of up to 200,000 common shares of the
     Corporation annually at a price of US$0.25 cents per share annually. The parties shall enter into a stock option agreement (the "Stock Option Agreement") concurrently with execution of this Agreement to give effect to the grant of the Option. It is acknowledged and agreed that the Option may be exercised at the sole option of the Consultant through the conversion of indebtedness, whether outstanding as at the date hereof, or as may be outstanding from time to time during the term of this Agreement. It is further acknowledged that the Agreement shall not be construed as a waiver of the Consultant's right to be paid in cash for any such indebtedness.

2.2  EXPENSE

     Reasonable travel, entertainment and other expenses necessarily incurred by the Consultant pursuant to the Consultant's rights and responsibilities under this Agreement, will be reimbursed to the Consultant by the Corporation against submission of appropriate vouchers or invoices in accordance with such reasonable guidelines as may be established by the board of directors of the Corporation from time to time.

                                  ARTICLE III.
                               TERM OF ENGAGEMENT

3.1  TERM


     The term of this Agreement shall commence and become effective on July 1, 2003 for a period ended one year thereafter and may be terminated during such one year period by either party giving sixty (60) days notice to the other that it intends to terminate this Agreement.

                                   ARTICLE IV.
                                CONFIDENTIALITY

4.1  CONFIDENTIALITY

     The Consultant shall not disclose, during the term of this Agreement or at any time Thereafter, any information concerning the business and affairs of the Corporation or its subsidiaries, affiliated corporations or associates, which it may have learned while providing the Consulting Services, to any person not an officer or director of the Corporation other than in the proper discharge of its duties under this Agreement and it shall not use, for its own purpose or for any purpose other than that of the Corporation, either during the continuance of its engagement under this Agreement or at any time thereafter, any information it may have acquired, or may acquire, in or in relation to the business of the Corporation, its subsidiaries, affiliated corporations or associates.


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                                   ARTICLE V.
                                  MISCELLANEOUS

5.1  AGENCY

     Nothing herein contained shall constitute the Corporation or the Consultant the agent of the other. The relationship herein created shall be that of independent contractors acting at arm's length.

5.2  NOTICES

     Any notice required or permitted to be given hereunder shall be given by hand delivery, facsimile transmission or by registered mail, postage prepaid, addressed to the parties at their respective addresses set forth below:

     a)   If to the Corporation:
          Perfisans Network Corporation
          7828 Kennedy Road, Suite 200
          Markham, ON
          L3R 5P1
          Attention: To-Hon Lam

     b)   If to the Consultant:
          Harbour Capital Management Group (1999) Inc.
          20 Bay Street, Suite 1205
          Toronto, ON. M5J 2N8
          Attention: Richard Hue

     and any such notices given by hand delivery or by facsimile transmission shall be deemed to have been received on the date of delivery or transmission and if given by prepaid registered mail, shall be deemed to have been received on the third business day immediately following the date of mailing. The parties shall be entitled to give notice of changes of address from time to time in the manner herein before provided for the giving of notice.

5.3  SEVERABILITY

     If any provision of this Agreement or its application to nay party or circumstance is Restricted, prohibited or unenforceable, such provisions shall, as to such jurisdiction, be ineffective only to the extent of any such restriction, prohibition or unenforceability



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     without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision or application to other parties or circumstances.

5.4  COUNTERPARTS

     This Agreement may be executed in any number of counterparts by original or facsimile signature, each of which when executed and delivered shall be an original but such counterparts together shall constitute one and the same instrument.

5.5  GOVERNING LAWS

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.6  ASSIGNMENT AND SUCCESSORS

     The rights which accrue to the parties under this Agreement shall be binding upon and enure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties hereto as the case may be.

5.7  INDEPENDENT LEGAL ADVICE

     The parties hereby acknowledge that this provision shall serve as notice to each party of being advised to arrange for such independent legal advice with respect tot this Agreement, each of the matters herein and the implications thereof, as each party may independently deem necessary, and that each party has either obtained such independent legal advice or hereby waives the right thereto by signing this Agreement.

5.8  TIME OF THE ESSENCE

     Time shall be the essence of this Agreement and every part thereof.

5.9  ENTIRE AGREEMENT

     This Agreement, including the recitals set out above which shall form an integral part of this Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written of the parties hereto in connection with the subject matter hereof. No supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the parties to be bound thereby.


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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                          PERFISANS NETWORK CORPORATION


                          PER: /s/ Bok Wong
                               -----------------------------------------
                                             A.S.O.

                          HARBOUR CAPITAL MANAGEMENT
                          GROUP (1999) INC.


                          PER: /s/ Alpha Pang
                               -----------------------------------------